Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (No. 333-191171) on Form S-3, and Registration Statements (No. 333-106861, 333-132925, and 333-209097) on Form S-8 of Cavco Industries, Inc. of our reports dated June 13, 2017, related to the consolidated financial statements, and the effectiveness of internal control over financial reporting of Cavco Industries, Inc., appearing in this Annual Report on Form 10-K of Cavco Industries, Inc. for the fiscal year ended April 1, 2017.

/s/ RSM US LLP

Phoenix, Arizona
June 13, 2017